UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32955	76-0675953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 222-6966

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Trading Name of each exchange on which registered
Common Stock, Par value $0.001	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 28, 2025, Houston American Energy Corp. (“HUSA” or the “Company”) issued a press release, which announced that the Board of Directors of the Company approved a reverse stock split of the Company’s common stock at a ratio of 1-for-10. The reverse stock split is intended to increase the market price per share of the Company’s common stock and help the Company satisfy the initial listing requirements of the New York Stock Exchange American (the “NYSE”) in connection with the closing of HUSA’s previously announced acquisition of Abundia Global Impact Group, LLC (“AGIG”).

On April 24, 2025, at the Company’s special meeting of stockholders, the Company’s stockholders approved a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-60, with such ratio to be determined by the Company’s Board of Directors. The reverse stock split is expected to be effective after market close on June 6, 2025 (the “Effective Time”) and the Company’s common stock will begin trading on a split-adjusted basis on the NYSE at the market open on June 9, 2025.

At the Effective Time, every 10 issued and outstanding shares of the Company’s common stock will be converted into one share of the Company’s common stock. Once effective, the reverse stock split will reduce the number of issued and outstanding shares of common stock from approximately 15,686,533 to approximately 1,568,653 shares.

Each stockholder’s percentage ownership interest in the Company will remain unchanged as a result of the reverse stock split. No fractional shares shall be issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split will be rounded up at the participant level with The Depository Trust Company. Each certificate that immediately prior to the Effective Time represented shares of common stock shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the certificate shall have been combined, subject to the elimination of fractional share interests as described above. Holders of the Company’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split. Stockholders of record will be receiving information from Standard Registrar & Transfer Co., Inc., the Company’s transfer agent, regarding their stock ownership following the reverse stock split.

The reverse stock split will not modify any rights or preferences of the Company’s common stock. The trading symbol for the Company’s common stock will remain “HUSA.” The new CUSIP number for the Company’s common stock following the reverse stock split will be 44183U 308.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 28, 2025.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Date: May 28, 2025	By:	/s/ Peter Longo
	Name:	Peter Longo
	Title:	Chief Executive Officer